Exhibit 10.6

EXECUTION VERSION

RESTRICTIVE COVENANT AGREEMENT

This Restrictive Covenant Agreement is made as of September 28, 2022 (this “Agreement”) by and among (i) Bullseye FinCo, Inc., a Delaware corporation (“Parent”) and (ii) the undersigned Restricted Parties (each, a “Restricted Party” and collectively, the “Restricted Parties”). Parent and the Restricted Parties are sometimes referred to herein as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, this Agreement is being entered into in connection with that certain Agreement and Plan of Merger, dated as of the date hereof, by and among BTRS Holdings Inc., a Delaware corporation (the “Company”), Parent and Bullseye Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”) (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Merger Sub shall be merged with and into the Company, with the Company as the surviving entity (collectively with the other transactions contemplated by the Merger Agreement, the “Transaction”);

WHEREAS, the Restricted Parties are shareholders of the Company and will receive substantial consideration upon, and will enjoy substantial other benefits from, the consummation of the Transaction;

WHEREAS, the Restricted Parties have a representative on the board of directors of the Company; and

WHEREAS, as an inducement for the Company, Parent and Merger Sub to enter into the Merger Agreement, the Restricted Parties have agreed to enter into this Agreement pursuant to which the Restricted Parties will agree to certain restrictive covenants, effective as of the Closing.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.       Restrictive Covenants.

(a)       Non-Disclosure.

(i)       The Restricted Parties shall not, and shall cause their respective Affiliates (as defined below) not to, disclose any Confidential Information (as defined below), in whole or in part, to any other Person, or use the Confidential Information for their own account or for the benefit of any other Person, in each case, without the prior written consent of Parent, except (A) to the extent permitted by Section 1(a)(iii) or (B) as contemplated by, or in connection with enforcing their rights under, the Merger Agreement.

(ii)                 “Confidential Information” means (X) any and all documents and information concerning the Company or any of its Subsidiaries (collectively, the “Group Companies”) and their respective businesses and (Y) the Merger Agreement and any other Transaction Documents or any information, including the terms, conditions or any other facts, relating to the Merger Agreement, any other Transaction Documents or the Transactions, except to the extent that such information (A) is or becomes available to the public (other than as a result of a breach of this Agreement (or any agreement relating to confidential treatment of information) by the Restricted Parties, their respective Affiliates or any of their respective representatives), (B) is or becomes available to the Restricted Parties or any of their respective Affiliates or representatives on, to the knowledge of such Restricted Party or such Affiliate or representative (following reasonable inquiry), a non-confidential basis following the Closing from a source other than Parent, any Group Company or any of their respective representatives or Affiliates or (C) is or was independently developed by the Restricted Parties or any of their respective Affiliates or representatives without use of or reference to Confidential Information.

(iii)                 If any of the Restricted Parties or their respective Affiliates or representatives are compelled or required by, or requested in connection with, Applicable Law or other legal process, or by a bank regulatory authority, to disclose any Confidential Information, the applicable Restricted Party shall, to the extent legally permitted under Applicable Law, notify Parent, as promptly as practicable, of such request or requirement so that Parent may seek an appropriate protective order or waive compliance with the provisions of this Agreement, and/or take any other mutually agreed action. Such Restricted Party, to the extent so reasonably requested by Parent shall reasonably cooperate with Parent in any actions they may choose to take in seeking to prevent or limit disclosure. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Restricted Parties or their respective Affiliates or representatives are compelled or required by Applicable Law or other legal process, or by a bank regulatory authority, to disclose any Confidential Information, such Restricted Party and such Affiliates and representatives may disclose only that portion of the Confidential Information which it or they are advised by outside counsel is legally required to be disclosed, and such Restricted Party (or such Affiliates or representatives, as applicable) will exercise its commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information; provided, that such disclosure shall not change the status of such information as Confidential Information. Notwithstanding the foregoing, the Restricted Parties and their respective Affiliates and representatives shall not be required to give notice to Parent or to comply with any other obligations of this Section 1(a)(iii), and shall not be prohibited from disclosing Confidential Information to a regulatory authority, self-regulatory authority, bank examiner or stock exchange in connection with a routine inquiry by such regulatory authority, self-regulatory authority, bank examiner or stock exchange not targeting any of the Group Companies (or targeting any of the Group Companies to the extent providing such notice is not legally permitted).

(b)               Employee Non-Solicit/Hire. During the period commencing at the Closing and ending on the three-year anniversary thereof, the Restricted Parties shall not, and shall cause their respective controlled Affiliates not to, directly or indirectly, in whole or in part, either on behalf of any Restricted Party or on behalf of any other Person, solicit for employment or engagement or employ or engage (as an independent contractor) any senior-level employees (to be defined as those employees with the title of Vice-President or any other, senior title) of any of the Group Companies; provided, that the

Restricted Parties shall not be restricted from (x) soliciting for employment or engagement any such employees pursuant to general solicitations (whether through advertisements on any medium or through the efforts of a search firm or otherwise) of employment or engagement not specifically directed at such Persons (so long as no such employee is hired or engaged as a result thereof), or (y) soliciting for employment or engagement or employing or engaging any such employees whose employment or engagement was terminated by Parent or any of its Affiliates (including following the Closing, any Group Company) at least twelve (12) months prior to solicitation or hiring. Flint Lane hereby represents and warrants that there are no independent contractors of any of the Group Companies (i) performing services of an employee that would be performed by an employee of any of the Group Companies with the title of Vice-President or any other, senior title or (b) who have contributed, or who are contributing, in any material respect to the intellectual property of any of the Group Companies.

(c)               Business Non-Solicit. During the period commencing at the Closing and ending on the three-year anniversary thereof, no Restricted Party shall, directly or indirectly, (A) for any Restricted Party or on behalf of any other Person, solicit or otherwise attempt to take away any supplier, vendor, customer or other material business relation of any of the Group Companies who any Restricted Party solicited, did business with or received confidential, proprietary or trade secret information with respect to, on behalf of any of the Group Companies or with whom any Restricted Party otherwise became acquainted as a result of any Restricted Party’s or his or its Affiliates’ management of or service to any of the Group Companies; or (B) assist or encourage any other Person in carrying out, directly or indirectly, any activity that would be prohibited by this Section 1(c) if such activity was carried out by any Restricted Party, either directly or indirectly, and in particular the Restricted Parties shall not, directly or indirectly, induce any employee of any of the Group Companies to carry out, directly or indirectly, any such activity. Parent may at any time provide notice of the existence of this Agreement to any Person that hires, or contracts with for services, any Restricted Party.

(d)       Non-Competition.

(i)                 Until the fifth anniversary of the Closing Date, the Restricted Parties shall not, and shall cause their respective Affiliates not to, directly or indirectly, (a) engage in the Restricted Business in the Restricted Area or (b) acquire or maintain an interest in (proprietary, financial or otherwise), manage, operate, join, control, lend money, render financial or other assistance to, or participate in or be connected with, as an officer, director, manager, agent, employee, partner, shareholder, consultant, trustee or otherwise, any Person that is engaged in the Restricted Business in the Restricted Area. Notwithstanding the foregoing, this Section 1(d) shall not (i) be deemed to diminish, amend, affect, or otherwise modify any other non-competition agreement or covenant binding on any of the Restricted Parties in any other restrictive covenant agreement, employment agreement, incentive equity award agreement (or plan) or otherwise and (ii) prohibit the Restricted Parties, in the aggregate, from being a passive owner of less than two percent (2%) of the outstanding equity of any publicly traded company.

(ii)       “Restricted Business” means any Person that is engaged in the Business or has knowledge of Confidential Information relating to the Business. “Business” means (a) the business of the Group Companies conducted as of the date hereof and as of the Closing Date and (b) any proposed or planned business of the Group Companies set forth in any written business plan or document created or updated within three (3) years prior to the Closing Date, including, for the avoidance of doubt, the business of the potential M&A targets set forth on the “Platform for sector consolidation” slide of the Management Presentation, dated July 2022, made available to Parent in connection with the Transactions, a copy of which is attached hereto as Annex A.

(iii)       “Restricted Area” means (a) anywhere in the United States and (b) any foreign country where the Group Companies engage in the Business or that the Group Companies have plans or intend to engage in, in each case as of the date hereof or as of the Closing Date.

(e)               Non-Disparagement. During the period commencing at the Closing and ending on the two-year anniversary thereof, (i) the Restricted Parties shall not disparage, defame or discredit (x) any of the Group Companies or (y) Parent or any of its Affiliates, in the case of clause (y), solely to the extent related to their ownership of the Group Companies, or engage in any activity which would have the effect of disparaging, defaming or discrediting (x) any Group Company or (y) Parent or any of its Affiliates, in the case of clause (y), solely to the extent related to their ownership of the Group Companies, nor shall the Restricted Parties interfere with or disrupt the business activities of any Group Company, or engage in any activity which would have the effect of interfering with or disrupting the business activities of any Group Company and (ii) no Group Company or Parent shall disparage, defame or discredit the Restricted Parties or any of their respective Affiliates, or engage in any activity which would have the effect of disparaging, defaming or discrediting the Restricted Parties or any of their respective Affiliates; provided, however, that nothing in this Section 1(e) or elsewhere in this Agreement shall prevent the Restricted Parties, Parent or any member of any Group Company from engaging in “whistleblowing” or other activities expressly protected by applicable law, to the extent so protected.

(f)               Tolling. If it shall be judicially determined by final, non-appealable order of a court of competent jurisdiction that any Restricted Party has violated any of his obligations under this Section 1 then the applicable restricted period shall automatically be extended by a period of time equal in length to the period during which such violation(s) occurred, effective as of the date of such Restricted Party’s first breach of any provision.

(g)               Remedies. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. The Restricted Parties acknowledge and agree that in the event of any breach (or threatened breach) of the provisions of this Section 1, Parent shall be entitled to injunctive or other equitable relief from any court of competent jurisdiction set forth in Section 11.08 of the Merger Agreement in order to prevent or restrain breaches of this Agreement and to enforce specifically the terms and provisions hereof (without any requirement to post any bond or other security in connection with seeking such relief), this being in addition to any other remedy to which they are entitled hereunder, at law or in equity. The Parties agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by any Restricted Party and to specifically enforce the terms and provisions of this Agreement to prevent or restrain breaches of, or to enforce compliance with, the covenants and obligations of the Parties under this Agreement.

(h)               Acknowledgments. The Restricted Parties acknowledge that the value of the Confidential Information arises from the fact that such information is not generally known in the marketplace and that the covenants set forth in this Section 1 are additional consideration for the agreements and covenants of the Company, Parent and Merger Sub pursuant to the Merger Agreement and are a material inducement to the Company, Parent and Merger Sub to enter into the Merger Agreement and to perform their respective obligations thereunder. Furthermore, each of the Parties acknowledges and agrees that the protection of Confidential Information and employees of any of the Group Companies are each necessary to protect and preserve the value of each of the Group Companies’ business and their respective assets and properties.  The Parties acknowledge that (i) the covenants and agreements of the Restricted Parties set forth in this Section 1 are reasonable with respect to their duration and scope, (ii) Parent will be irreparably harmed and there will be no adequate remedy at law for a violation of any of such covenants and agreements, (iii) such covenants and agreements are reasonable and necessary for the protection and preservation of the value and the goodwill of the business of each of the Group Companies, Parent and their respective Affiliates, and (iv) Parent would not have agreed to consummate the Transactions unless the Restricted Parties agreed to be bound by the terms of this Section 1.

(i)       Severability; Enforcement. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If, at the time of enforcement of any of the provisions of this Section 1, a court of competent jurisdiction set forth in Section 11.08 of the Merger Agreement determines that the restrictions stated herein are unreasonable under the circumstances then existing, then such court shall have the power to reduce the scope, duration or geographic area of any such term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision in Section 1 with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable against the Restricted Parties as so modified to the greatest extent permissible.

(j)               Representations and Warranties. As a material inducement for Parent to enter into this Agreement, each Restricted Party hereby represents and warrants that (i) to the extent that the Restricted Party is an organization, such Restricted Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and the execution, delivery and performance by such Restricted Party of this Agreement are within such Restricted Party’s entity or other powers, as applicable, (ii) to the extent that the Restricted Party is an individual, the execution, delivery and performance by such Restricted Party of this Agreement are within such Restricted Party’s power, authority and legal capacity, (iii) this Agreement has been duly and validly executed and delivered by such Restricted Party, and assuming the due authorization, execution and delivery by Parent, constitutes or will constitute the valid and binding agreement of such Restricted Party enforceable against such Restricted Party in accordance with its terms and conditions, and (iv) the execution and delivery of this Agreement by such Restricted Party does not, and the consummation of the transactions contemplated hereby, and performance of the obligations hereunder, will not conflict with or result in a violation or breach of or default under any provision of, or constitute an event that, after notice or lapse of time or both, would result in a breach or violation of or conflict or default under any Contract or Applicable Law binding upon or applicable to such Restricted Party or any of his or its assets or properties or, if applicable, any organization document of such Restricted Party and (iv) the restrictions contained herein do not preclude such Restricted Party from earning a livelihood, nor do they unreasonably impose limitations on such Restricted Party’s ability to earn a livelihood.

2.                              Disclosure of this Restrictive Covenant Agreement. Each Restricted Party hereby expressly agrees to provide a copy of this Agreement to any individual or entity with whom or which such Restricted Party is seeking to work (as an employee, independent contractor, consultant, or in any other capacity) at any time during the period commencing at the Closing and ending on the five-year anniversary thereof before the commencement of any such work or the rendering of any services. In addition, each Restricted Party hereby specifically authorizes the Company to contact such Restricted Party’s future employers to determine such Restricted Party’s compliance with the Agreement or to communicate the contents of this Agreement to such employers. Each Restricted Party further specifically authorizes the Company to, in its sole discretion and without further permission from such Restricted Party, furnish copies of the Agreement to any client or prospective client of the Company and indicate that such Restricted Party has entered into this Agreement with the intention that the Company and each of its clients or prospective clients may rely upon such Restricted Party’s compliance with this Agreement.

3.                           Notices . All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, upon transmission by e-mail (if no customary undelivered message is received), one (1) day after deposit with Federal Express or similar overnight courier service, or three (3) days after being mailed by first class mail, return receipt requested. Notices, demands, and communications to the Parties shall, unless another address is specified in writing, be sent to the addresses indicated below:

(a)       if to Parent to:

Bullseye FinCo, Inc.

c/o EQT Partners Inc.

1114 Avenue of the Americas, 45th Floor

New York, NY 10036

Attention: Arvindh Kumar; Tyler Parker

Email: [***]; [***]

with a copy to (which notice shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Robert Rizzo; Raymond Gietz

Email: [***]; [***]

(b)       if to the Restricted Parties, to:

[***]

Email: [***]

with a copy to (which notice shall not constitute notice):

Morgan, Lewis & Bockius LLP

502 Carnegie Center

Princeton, NJ 08540-6289

Attention: Steven M. Cohen

Email: [***]

Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

4.       General Provisions.

(a)       Sections 11.03 (Amendments and Waivers), 11.06 (Binding Effect; Benefit; Assignment), 11.07 (Governing Law), 11.08 (Jurisdiction), 11.09 (Waiver of Jury Trial), 11.10 (Counterparts; Effectiveness), 11.11 (Entire Agreement), and 11.12 (Severability) of the Merger Agreement are incorporated by reference herein, mutatis mutandis.

(b)       This Agreement shall terminate and be of no further force or effect on the fifth anniversary of the Closing.

* * * * *

The Parties have caused this Agreement to be executed and delivered as of the date first written above.

RESTRICTED PARTIES:

Flint A. Lane

/s/ Flint A. Lane

FL 2009 GRAT FBO TKL

By:	/s/ Kathryn E. Lane
Name:	Kathryn E. Lane
Title:	Trustee

FL 2009 GRAT FBO KML

By:	/s/ Kathryn E. Lane
Name:	Kathryn E. Lane
Title:	Trustee

FL 2009 GRAT FBO APL

By:	/s/ Kathryn E. Lane
Name:	Kathryn E. Lane
Title:	Trustee

Signature Page to Restrictive Covenant Agreement

PARENT:

BULLSEYE FINCO, INC.

By:	/s/ Adam Larsson
Name:	Adam Larsson
Title:	President

By:	/s/ Christiaan Snyders
Name:	Christiaan Snyders
Title:	Vice President & Treasurer

Signature Page to Restrictive Covenant Agreement